UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2022

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Recommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by NeoGenomics, Inc. (the “Company”) with the Securities and Exchange Commission on May 11, 2022 (the “Original Report”). In the Original Report, the Company advised that it would provide the terms of its settlement agreement with Dr. Clive D. Morris when they were determined. This Amendment No. 1 is being filed to provide a description of the compensation arrangement contained within the settlement agreement (the “Settlement Agreement”) entered into after the date of the Original Report between Inivata Limited, a wholly-owned subsidiary of the Company, and Dr. Morris. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 14, 2022, Inivata Limited, a wholly-owned subsidiary of the Company, and Dr. Morris entered into a Settlement Agreement. Pursuant to the Settlement Agreement, the Company will pay Dr. Morris (i) an amount equal to £202,500 as a payment in lieu of the notice period; (ii) an amount equal to £303,750 as a payment for the time component of the retention cash bonus; (iii) an amount equal to £101,250 as payment for a pro-rated award under the management incentive plan for the 2021/2022 plan year; (iv) a payment in lieu of accrued but unused vacation days; and (v) the payment of his legal fees in connection with negotiation of the Settlement Agreement. Amounts payable shall be subject to such deductions for tax and national insurance contributions as required by law. Payment of the foregoing settlement benefits will commence within 30 days of the effective date of the Settlement Agreement.

The foregoing is not a complete description of the Settlement Agreement and is qualified in its entirety by reference to the full text and terms of the Settlement Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. In addition, the form of Service Agreement between Inivata Limited and Dr. Morris was previously filed by the Company as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC on August 9, 2021.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

	10.1	Settlement Agreement, dated as of July 11, 2022, by and between Inivata Limited and Clive Morris.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ William B. Bonello
Name:	William B. Bonello
Title:	Chief Financial Officer
Date:	July 18, 2022